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                                                                     Exhibit 4.8

                                                                  EXECUTION COPY

                                 LEASE CONTRACT

This CONTRACT is made on May 7, 2004

BETWEEN:

(1) Dongguan Changan County Changshi Development Company, having its registered address at the 11th Floor, Changan Group Building, Changan County, Dongguan City, Guangdong Province, the People's Republic of China and whose legal representative is Lin Guang Hui (hereinafter referred to as "Party A");

(2) Timerson Limited, a company having its registered address at the 14th Floor, QPL Industrial Building, 138 Texaco Road, Tsuen Wan, New Territories, Hong Kong and whose authorised representative is Robert Gange (hereinafter referred to as "Party B"); and

(3) Dongguan Changan Leyiwen Semin-Conductor Testing Factory, having its registered address at Zhenan Industrial Park, Changan County, Dongguan City, Guangdong Province, the People's Republic of China ("PRC") and whose representative is Cai Han Guang (hereinafter referred to as "Factory").

WHEREAS:

(A) Factory is the holder of the land use rights to certain legally obtained industrial-use land with a total area of 43,800 m2 in Dongguan (the "Construction Land"). Party A as the parent of Factory intends to invest and build on the Construction Land a plant, other associated building and manufacturing facilities including dormitories and related annexes, power cable, external water supply and drainage systems and other ancillary infrastructure (collectively, the "Factory Facilities") all to be leased to Party B and, upon the establishment of a wholly foreign-owned enterprise (the "WFOE") in Changan County, Dongguan City by Party B's fellow subsidiary ASAT (Caymen) Limited. to engage in the business of semiconductor assembly and testing, to the WFOE.

(B) Party A and Party B have entered into a Piling Contract on 15 July 2003 ("Piling Contract") whereby Party A agreed to undertake and complete land reclamation, piling system design and drilling works on the Construction Land.

(C) Party A and Party B will enter into a Management Services Agreement whereby Party A will provide management services to Party B in respect of the Factory Facilities ("Management Agreement").

(D) Factory has agreed to enter into this Contract to signify its consent to and acknowledgment of the terms of this Contract.

Through friendly negotiations and in consideration of the mutual benefits, the parties agree the terms and conditions as follows:

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                                    ARTICLE 1

1.   LEASE OF PROPERTY

1.1 According to the approval from the Dongguan State-owned Land Administration Bureau (Reference No. 344 of 2002) and the State Owned Land Use Right Certificate (No. Dong Fu Guo Yong (2003) Zi No. Te269), Factory is the owner of the land use right of the Construction Land. Factory has obtained Land Construction Planning Permit (Reference No. 2003-13-00035) from Dongguan City Construction and Planning Bureau for the construction of the Factory Facilities. With Factory's permission which is hereby given, Party A will invest and construct the Factory Facilities on the Construction Land according to design drawings agreed upon by the Parties and approved by the department in charge of the construction and planning authorities. Party A shall bear all the costs and expenses (relating to the design, the construction and all other expenses and costs) so as to make the Factory Facilities being fully available to Party B as contemplated in this Contract. Details of the Factory Facilities are set out in Appendix I hereto and the blueprint of the Factory Facilities is set out in Appendix IA hereto. Any dispute arising out of or relating to the construction shall be construed in accordance with the design drawings agreed upon by the Parties and approved by the construction and planning authorities. Party A agrees that upon the establishment of the WFOE, Party B may assign its rights and obligations under this Contract to the WFOE and shall procure the WFOE to assume all its rights and obligations hereunder and Party A shall accept the WFOE as the lessee under this Contract in the place of Party B. All references in this Contract to Party B shall unless provided otherwise be references to the WFOE after the establishment of the WFOE. After obtaining its business license, the WFOE shall issue a confirmation letter to Party A to acknowledge and assume the place of Party B to this Contract. On the date of the confirmation letter, all rights and obligations of Party B hereunder shall be assumed by the WFOE effectively.

1.2 Party A shall construct the Factory Facilities from the date of this Contract and shall complete the construction before 31 October 2004 (except the ancillary infrastructure under 5(C) of Appendix I to this Contract which should be completed by Handover Date) (the "Date of Completion"). During the construction period, Party B shall have the right to inspect the construction site and suggest for alteration to the design or construction, subject to the approval from the department in charge of the construction and planning authorities. If Party A accepts the proposed changes from Party B and the cost of construction increases as a result, the additional costs shall be borne by Party B. The Date of Completion may be postponed until such time as reasonably agreed upon by the Parties to the extent that the delay is caused by amendments to design drawings and/or other construction requirements proposed by Party B. Within three months of the Date of Completion (or such other period as may be agreed by Party B in writing) Party A shall apply to conduct completion acceptance inspection for the Factory Facilities, obtain the Real Property Ownership Certificate for Factory Facilities, arrange for leasehold-related registrations (the "Registration Completion Date").

1.3 After the Registration Completion Date, Party A must use its best endeavors to assist Party B's fellow subsidiary in obtaining all necessary approvals, Certificate of Approval

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     and Business License for the WFOE and other fire prevention, environmental protection and legal approvals related to the semi-conductor industry, so that after the completion of the construction of the Factory Facilities, Party B can nominate its contractor to do renovation work for the production of the WFOE.

1.4 After the Date of Completion, Party A shall allow Party B or the contractor nominated by Party B to conduct renovation work on the Factory Facilities according the designed standard of Party B ("Detailed Renovation"). The Detailed Renovation period shall be 8 months commencing from the Date of Completion ("Detailed Renovation Completion Date"). Within 30 days after the Detailed Renovation Completion Date, Party A will assist Party B or the contractor nominated by Party B in obtaining the completion acceptance inspection certificate relating to the constructions quality, fire prevention and environmental compliance for all installed interior and exterior facilities and fixtures and all other governmental and relevant departmental approvals, permits or consents and hand over the Factory Facilities to Party B within 30 days after the Detailed Renovation Completion Date ("Handover Date"). Party A agrees that Party B can conduct machinery connections, installations, dry-runs, testing and other preparation (the "Preparation") for a period of 1 month after the Handover Date. During the period of Detailed Renovation by the contractor nominated by Party B and Preparation, Party A shall not charge any rent. The obligation of Party B to pay rent starts from the first day after the Preparation ("Commencement Date").

1.5 If Party A fails to complete the construction of the Factory Facilities and obtain the Certificate of Real Property Ownership or fulfill other obligations in Articles 1.1 to 1.4 and 4.1 herein, then Party B shall have the right to extend any of the Date of Completion, Registration Completion Date or Handover Date, with the extension period not more than 2 months. If after 2 months, Party A still fails to fulfill obligations in Articles 1.1 to 1.4 and 4.1 herein, then Party B shall have the right not to lease the Factory Facilities, and demand repayment of the Deposit (see Article 1.6 herein) already paid to Party A and claim indemnity from Party A for damages suffered by Party B from Party A's failure of fulfilling the obligations under this Contract.

1.6 Party B, as a sign of sincerity, shall make the following payments as rental deposit (the "Deposit") to Party A:

     (1)  HK$ 5,500,000 upon signing of this Contract;

     (2) HK$5,500,000 upon completion of the 1st floor of the factory building of the Factory Facilities;

     (3) HK$4,000,000 upon completion of the 2nd floor of the factory building of the Factory Facilities; and

     (4) HK$4,000,000 upon completion of the 3rd floor of the factory building of the Factory Facilities.

     Each of the payments described at items (2) to (4) above is conditional upon Party A obtaining a confirmation letter issued by one of the executive directors of Party B,

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     confirming the relevant completion in accordance with the design pre-agreed by Party A and Party B and satisfaction to the quality of the construction.

     The amount of Deposit so paid, together with the sum of HK$2,000,000 paid by Party B to Party A on January 6, 2004 under the Piling Contract shall be applied towards the rental payments as stated in Article 2.2 and the management fee under Article 2.1 of the Management Contract entered into by Party A and Party B on the same date as the date hereof commencing with the first rental payment and management fee and shall continue until the aggregate of the paid Deposit and the HK$2,000,000 is so fully applied.

     Party A and Party B agree that the balance of the payment of HK$8,000,000 under the Piling Contract will be substituted by the above payments. Upon the signing of this Contract, Party B shall be absolutely discharged of his obligation to make any payment to Party A under the Piling Contract.

                                    ARTICLE 2

2.   LEASE TERM AND RENTAL PAYMENT

2.1 Except as otherwise provided in this Contract, Party B agrees to lease the Factory Facilities and the land-use right to the Construction Land for a term of 15 years commencing on the Commencement Date (the "Lease"). The Lease may be extended pursuant to Article 2.3 of this Contract. Unless otherwise indicated, the term "Lease Term" used in this Contract shall mean the Lease and an extension thereof.

2.2 Party B agrees to lease the Factory Facilities and the land-use right and pay rental payments calculated as follows:

     First to Sixth rental years: HK$1,400,000 per month (exclusive of any tax, due and management fee).

     Seventh to Fifteen rental years: HK$700,000 (inclusive of the land use right fee of HK$192,000, management fee for the WFOE's foreign employees of HK$120,000 and rental tax of HK$50,000) per month

     The first rental year means a period of 12 months beginning from the Commencement Date. Each of the subsequent rental year means a period of 12 months beginning from the next day after the completion of last rental year.

2.3 If Party B intends to renew the Lease, Party B shall notify Party A in writing three months in advance of the expiry of the Lease. Under the same terms and conditions, Party B has the priority to renew the Lease at the then commercially reasonable rate. Rental payments for the renewal period shall be negotiated and mutually agreed by the Parties.

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2.4  After deducting the full amount of the Deposit as stated in Article 1.6,
     Party B shall pay the full monthly rental payment as specified in Article
     2.2 above for the previous month within ten working days of the beginning of each month to a bank account specified by Party A. Party A shall issue a receipt for the same account paid. If Party B fails to pay the rental payment on time and fails to cure the breach within 30 days of the receipt of a written notice from Party A and in the absence of any breach by Party A, Party B shall pay Party A a penalty in the amount of 0.1% of the unpaid rent everyday from the date after the due date until the date of actual payment. If Party B fails to pay rent for more than three months in the absence of any breach by Party A, and has not cured the breach within 30 days of the receipt of a written notice by Party A, Party B shall be deemed to have committed a fundamental breach under this Contract and Party A has the right to terminate this Contract and claim for damages in accordance with Article 7 of this Contract.

2.5 During the Lease Term, Party B shall have an option and a right of first refusal to purchase (collectively, the "Right to Purchase") the Factory Facilities and the land-use right of the Construction Land beginning from 31 October 2008, including related insurance proceeds, if applicable . If Party B exercises the Right to Purchase before 31 July 2011, Party B shall pay to Party A the purchase price on a specific exercise date as set forth in Appendix II to this Contract. If Party B exercises the Right to Purchase after 31 July 2011, the purchase price shall be determined by the Parties based on the then fair market value of the Factory Facilities and the land-use right of the Construction Land. If Party B exercises the Right to Purchase on a date that is not an "Exercise Date" as specified in Appendix II, then the monthly rent payable for the month which the Right to Purchase is exercised shall be reduced pro rata.

2.6 Within the first 6 years of the Lease, Party A shall not transfer or mortgage the Factory Facilities or the land-use right of the Construction Land to any independent third party. Beginning from the seventh year of the Lease Term Party A may transfer the Factory Facilities and the land-use right to the Construction Land to a third party. However, Party A shall notify Party B 30 days before Party A reaches a definitive Contract with the third party. During this 30 days period, Party B shall have the right to exercise its Right to Purchase pursuant to Article 2.5 herein. If Party B does not respond to the notice in writing, it is deemed that Party B has given up the Right to Purchase, Party A may transfer the Factory Facilities and the land-use right to the Construction Land to a third party provided, however, that Party A shall procure that the assignee shall assume in writing all the obligations of Party A under this Contract.

2.7 Party A and Party B agree that beginning from the seventh year of the Lease Term Party A may mortgage the Factory Facilities and the land-use right to the Construction Land to a third party. However, Party A shall notify Party B 30 days before Party A reaches a definitive Contract with the third party. During this 30 days period, Party B shall have the right to exercise its Right to Purchase pursuant to Article 2.5 herein. If Party B does not respond to the notice in writing, it is deemed that Party B has given up the Right to Purchase, Party A may mortgage the Factory Facilities and the land-use right to the Construction Land to a third party. Party A has agreed that when the third party decides to realize its right as a mortgagee, Party A shall agree with the third party mortgagee to

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     grant Party B the right of first refusal to purchase the Factory Facilities and the land-use right of the Construction Land.

2.8 During the Lease Term, Party B or the WFOE shall have the right, with the consent of Party A (which consent shall not be unreasonably withheld, conditioned or delayed where the proposed transforee is capable to undertake the obligations under this Contract), to sublet the Factory Facilities and the land use right of the Construction Land or assign its rights and delegate its obligations under this Contract to any of its affiliates or third party. Party B shall procure that such affiliates or the third party shall assume in writing all obligations of Party B under this Contract.

2.9 Party A acknowledges and agrees that rental payments provided in this Contract, which shall be paid by Party B, are inclusive of all charges, fees, taxes, or similar items of whatever kind levied on or with respect to the lease of Factory Facilities and the land use right of the Construction Land.

                                    ARTICLE 3

3.   REPRESENTATIONS AND UNDERTAKINGS

3.1  Party A hereby represents and undertakes as follows:

     (A) Party A is a company legally incorporated in Dongguan City, Guangdong Province, the PRC. It has complete right and power to carry out its business activities in accordance with its business registration certificate, memorandum and articles of association or other constitutional documents.

     (B) Party A has complete corporate power to enter into this Contract and perform the obligations under this Contract.

     (C) The representative of Party A signing this Contract is authorized to execute this Contract in accordance with the memorandum and articles of association and/or other constitutional documents of Party A and this Contract binds Party A.

     (D) By entering this Contract, Party A has not violated any laws or regulations or any obligations of Party A pursuant to any existing contracts or Contracts to which Party A is a party or any other obligations of Party A to any third party.

     (E) Party A shall apply or assist Party B in applying for all governmental approvals, permits or consents relating to the purchase of the land-use right of the Construction Land, the construction of the Factory Facilities (see Article 1.3 of this Contract) and the leasehold contemplated in this Contract and shall maintain the validity of all such approvals, permits or consents during the Lease Term.

     (F) On Party B' s paying the rental payments as provided herein, Party A shall ensure Party B's peaceful and quiet enjoyment of the Factory Facilities and the land-use

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          right during the Lease Term as provided herein, without hindrance or eviction by Party A, Party A's affiliates or any other person. Party A covenants that it shall defend (at its sole cost and expense) any adverse claims of title, right or infringement that may be asserted by any person relating to the land use right of the Construction Land and the Factory Facilities that interfere with Party B's right to peaceful and quiet enjoyment thereof.

     (G) Party A shall strictly implement the terms of, and perform its other obligations, under this Contract.

     (H) Party A shall procure Factory strictly implement the terms of, and perform its other obligations, under this Contract.

3.2  Party B hereby undertakes and warrants as follows:

     (A) Party B is a company incorporated in the Hong Kong Special Administrative Region, the PRC. Party B has the right and power to carry out its business in accordance with its business registration certificate, its memorandum and articles of association or other constitutional document.

     (B) Party B has complete corporate power to enter into this Contract and to perform its obligations under this Contract.

     (C) The representative of Party B signing this Contract is authorized to execute this Contract in accordance with the memorandum and articles of association and/or other constitutional documents of Party B and this Contract binds Party B.

     (D) Party B shall strictly implement the terms of, and perform its other obligations, under this Contract.

3.3  Factory hereby represents and undertakes as follows:

     (A) Factory is a non-independent legal entity incorporated in Dongguan City, Guangdong Province, the PRC. It has right and power to carry out its business activities in accordance with its business registration certificate.

     (B) Factory has authorization to enter into this Contract and perform the obligations under this Contract.

     (C) The representative of Factory signing this Contract is authorized to execute this Contract and this Contract binds Factory.

     (D) By entering this Contract, Factory has not violated any laws or regulations or any obligations of Factory pursuant to any existing contracts or Contracts to which Factory is a party or any other obligations of Factory to any third party.

     (E) Factory shall procure Party A to apply or assist Party A in applying for all governmental approvals, permits or consents relating to the construction of the

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          Factory Facilities (see Article 1.3 of this Contract) and the leasehold contemplated in this Contract and shall maintain the validity of all such approvals, permits or consents during the Lease Term.

                                    ARTICLE 4

4.   REQUIREMENTS FOR FACTORY FACILITIES AND RENOVATION

4.1 Party A shall construct the Factory Facilities according to the design drawings agreed by Party A and Party B approved by the relevant construction and zoning authorities. If the Factory Facilities do not conform to the requirements of the design drawings or fail to pass the completion acceptance certificate, Party A shall be responsible for remedial work at its own expense.

4.2 Party B shall nominate a contractor to do renovation works to the Factory Facilities. If the Renovation fails to satisfy the engineering, technological or environmental compliance-related requirements as certified by an Executive Director of Party B, Party A shall assist in the for remedial work at the contractor's expense.

4.3 During the Lease Term, if Party B intends to make any structural alteration to the Factory Facilities to meet Party B's requirements of processing production operations,. including modification, expansion or improvement of the Factory Facilities, it shall notify Party A in writing of its plan. The plan shall be agreed by Party A and approved by the relevant construction and planning authorities. Upon such approval, Party A shall assist Party B in obtaining and maintaining all necessary approvals, permits and consents from relevant governmental or regulatory departments relating to such structural alteration and assist Party B in seeking qualified contractors in the design and construction of the structural alteration. The cost for such alteration shall be borne by Party B.

4.4 Upon expiry of the Lease term, Party B shall not dismantle the fixtures provided by Party A in the Factory Facilities. Manufacturing equipment or movable fixed assets can be dismantled. Party B shall ensure that the dismantling will not alter the basic structure of the Factory Facilities or endanger the safety of the Factory Facilities.

                                    ARTICLE 5

5.   INSURANCE

5.1 Party A shall, after consultation with Party B, obtain and maintain at all times for six years beginning from the Handover Date full and adequate insurance for the Factory Facilities. Party A shall consult with Party B on matters relating to the purchase and maintenance of such insurance and provide Party B with certificates of insurance evidencing the insurance from time to time requested by Party B. If Party A fails to procure or maintain the insurance provided in this Article 5.1, Party B shall have the right, but not the obligation, to procure such insurance at Party A's cost.

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5.2  Party B shall at its own cost obtain and maintain from the Date of
     Completion full and adequate insurance for the renovation of the Factory Facilities and all the machinery and equipment provided by Party B in the Factory Facilities.

5.3 In the event that part or all of the Factory Facilities have been damaged, Party A shall use the related insurance proceeds and additional funds (if the proceeds are not sufficient) to repair the Factory Facilities to the satisfaction of party B within a reasonable time frame to be agreed upon by the parties. If Party A fails to repair the Factory Facilities within the agreed time frame, Party B shall have the right to terminate this Contract without any further liability to Party A; however, if the damages were caused by the gross negligence or willful misconduct of Party B, then Party A shall have the right to request that Party B reimburses it in an amount equal to such additional funds expensed by Party A.

                                    ARTICLE 6

6.   MAINTENANCE

6.1 During the Lease Term, Party A shall assist Party B to keep the Factory Facilities leased under this Contract in good repair, including ensuring normal operation of all facilities and equipment relating to water supply and sewerage, electricity supply and telecommunication within and surrounding the Factory Facilities necessary for the Party B to conduct commercial production. Party B shall be responsible at its own cost for the maintenance of the Factory Facilities.

6.2 During the Lease Term, Party A shall assist Party B to maintain and repair the Factory Facilities, machinery and equipment provided by Party B. The cost shall be borne by Party B.

                                    ARTICLE 7

7.   LIABILITY IN EVENT OF BREACH

7.1  If either Party breaches the representations and undertakings set forth in
     Article 3 of this Contract violates any other material terms of this Contract and fails to cure the breach after written notice from the other party, the breaching Party shall compensate the other Party for all losses arising therefrom. If Party B breaches the terms of this Contract fundamentally (see Article 2.4 of this Contract) or unilaterally decides not to complete the 15 year Lease in the absence of Party A's fault, Party B may, within 60 days of the receipt of a written notice from Party A, procure a tenant for the Factory Facilities, which shall assume all rights and obligations of Party B under this Contract, failing which, Party B shall compensate Party A for all losses caused by Party B, including the rental payments for the remainder of the 15-year Lease.

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                                    ARTICLE 8

8.   FORCE MAJEURE

8.1 "Force Majeure" shall mean events which are beyond the control of the Parties and not attributable to the negligence or willful conduct of a Party, and which are unforeseen, unavoidable or insurmountable, and which arise after this Contract becomes effective, and which prevent total or partial performance by either Party. Such events shall include earthquakes, typhoons, flood, natural fire, war, epidemics or any other events which cannot be foreseen, prevented or controlled, including events which are accepted as force majeure in general international commercial practice.

     The party who fails to perform all or any terms of this Contract due to Force Majeure shall notify the other Party in writing immediately. Within 15 days of claiming a Force Majeure event, it shall give the details of such Force Majeure event and its effect with supporting documentation. All parties shall negotiate in good faith and reach a decision as to whether to terminate this Contract waive part of the obligations under this Contract to delay the performance of obligations under this Contract, depending on the extent of effect caused by the Force Majeure event.

                                    ARTICLE 9

9.   AMENDMENTS AND TERMINATION

9.1 Upon occurrence of any of the following events, this Contract can be amended or terminated:

     (A) "Force Majeure" events, which render it impossible for all or any terms of this Contract to be performed (see Article 8 of this Contract) and the Parties agree in writing to terminate this Contract; or

     (B) When Party B exercises its Right to Purchase pursuant to Article 2.5 of this Contract.

9.2  Party A may terminate this Contract if:

     (A) Party B breaches its representations and the Undertakings in Articles 3.2(A) to (D) of this Contract and has not cured the breach within 30 days of receiving a written notice from Party A; or

     (B) Party B fails to pay rent for more than three months in the absence of any fault of Party A and has not cured the breach within 30 days of receiving a written notice from Party A.

9.3  Party B may terminate this Contract if:

     (A) During the Lease Term Party A fails to maintain valid, all necessary governmental and regulatory approvals, permits and consents as provided in

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          Articles 1.1 to 1.3 of this Contract and has not cured the breach within 30 days of receiving a written notice from Party B; or

     (B) Party A breaches any of the representations and undertakings of Party A in Articles 3.1(A) to (H) or Party A's obligations herein and such breach has not been cured within 30 days of receiving a written notice by Party B.

9.4 For the avoidance of doubt, Party B shall be at all times have title to all equipment, machinery, spare parts and any other fixtures, both immovable and moveable, placed at or upon the Factory Facilities, products in stock, raw materials and all related documents and files ("Party B's Properties"). Movable assets in Party B's Property shall be returned by Party A to Party B upon the termination of this Contract except for Article 9.1(B).

                                   ARTICLE 10

10.  GOVERNING LAW AND ARBITRATION

10.1 The validity, interpretation and all disputes arising from this Contract shall be governed by the laws of the PRC.

10.2 Any disputes in connection with this Contract shall be settled through friendly negotiations. If within 60 days of the receipt of a written notice to negotiate by one Party, no settlement is reached, either party may submit the dispute to the Shenzhen Sub-Commission of China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration. The arbitration shall be conducted in Chinese and in accordance with rules of the procedures then in effect at CIETAC. An arbitration award by CIETAC shall be final and binding upon all parties. During the course of arbitration, all parties shall continue to perform those terms and conditions of this Contact unaffected by the dispute.

                                   ARTICLE 11

11.  OTHER TERMS AND CONDITIONS

11.1 If any or part of the provisions of this Contract is illegal, invalid or not enforceable, the legality, validity and enforceability of the remaining provisions of this Contract shall not be affected in any way.

11.2 No rights or obligations can be transferred and no amendments can be made to this Contract without all parties' written consent. This Contact binds the parties' respective successors and assigns.

11.3 Party B shall have the right to set-off claims Party B may have over Party A from time to time arising from Party A's obligations provided herein from amounts otherwise payable to Party A.

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11.4 This Contract shall come into force on the day of signing by the authorized representatives of Party A and Party B and Factory and the affixation of the official chop of all Parties.

11.5 This Contact was drafted in Chinese and executed in six counterparts, with Party A and Party B and Factory each holding two copies. These copies shall have the same legal effect.

11.6 Appendices hereinafter form an integral part of this Contract and have equal legal effect as the main body of this Contact. This Contract constitutes the entire understanding between the parties regarding the subject matter and supersedes all previous discussions, negotiations, letters of intent, Contracts or any drafts of any other legal documents.

11.7 Any notice or written communication provided for in this Contact by either Part to the others shall be made by facsimile or by courier services. All notices and communications shall be sent to the addresses set forth at the beginning of this Contact until the same is changed by notice given in writing to the other parties.

11.8 If there is any conflict between the provisions of this Contract and those of the Management Contract relating to the same subject matter, this Contract shall prevail.

                                          Party A:

                                          Company Name DONGGUAN CHANGAN COUNTY
                                                       CHANGSHI DEVELOPMENT
                                                       COMPANY


                                          By           /s/ Lin Guang Hui
                                                       -------------------------

                                          Name:

                                          Title:

                                          --------------------------------------

                                          Party B:

                                          Company Name TIMERSON LIMITED


                                          By           /s/ Robert J. Gange
                                                       -------------------------

                                          Name:

                                          Title:

                                          --------------------------------------

                                          Factory:

                                          Company Name DONGGUAN CHANGAN
                                                       LEYIWEN SEMIN-CONDUCTOR
                                                       TESTING FACTORY


                                          By           /s/ Cai Han Guang
                                                       -------------------------

                                          Name:

                                          Title:

                                          --------------------------------------

                                   Appendix I

                      Particulars of the Factory Facilities

1. One block of factory building (including manufacturing plant, office tower and energy center), consisting of 3 floors, with a total construction area of 49,356 square meters;

2. Two blocks of 6-story dormitory with a total construction area of 17,866 square meters, and the related annexes (including water storage tanks on roof, sewage facilities and hot water system including diesel storage tank system);

3. A dedicated power supply lines with two feeders of 20,000 KVA directly to the Factory Facilities

4. All external water supply and drainage systems

5. Ancillary infrastructure

     (A) overhead bridge connecting Phase I and Phase II with a total construction area of 417 square meters;

     (B)  fence wall for Phase II;

     (C)  road construction around the perimeters of Factory and Dormitory.

                                   Appendix IA

                       Blueprint of the Factory Facilities

                                   Appendix II

                       Exercise Date and Fair Market Value

--------------------------------------------------------------------------------

Exercise Date:                 2008.10.31    2009.1.31    2009.4.30    2009.7.31

--------------------------------------------------------------------------------

Fair Market Value (HK$):       60,000,000   59,245,000   58,509,000   57,783,000

--------------------------------------------------------------------------------

Exercise Date:                 2009.10.31    2010.1.31    2010.4.30    2010.7.31

--------------------------------------------------------------------------------

Fair Market Value (HK$):       57,066,000   56,368,000   55,642,000   55,009,000

--------------------------------------------------------------------------------

Exercise Date:                 2010.10.31    2011.1.31    2011.4.30    2011.7.31

--------------------------------------------------------------------------------

Fair Market Value (HK$):       54,340,000   53,689,000   53,038,000   52,406,000

--------------------------------------------------------------------------------

Notes: (1) If the actual exercise date (the "Actual Exercise Date") does not fall on an anticipated exercise date as set forth above (the "Anticipated Exercise Date"), the exercise price on the Actual Exercise Date shall be the Fair Market Value as set forth for the Anticipated Exercise Date, pro-rated by taking into account the number of days that have elapsed between the Anticipated Exercise and the Actual Exercise Date.

(2) If the Commencement Date begins after 1 September 2005, Party B shall pay additional rent to Party A as calculated as follows:

Additional rent to be paid by Party B = rental payment payable between 1 September 2005 and the Actual Exercise Date - rental payment paid between the Commencement Date and the Actual Exercise Date

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